Exhibit 10.3
EXECUTION VERSION
AMENDMENT NO. 3
to the
SECOND AMENDED AND RESTATED MULTICURRENCY
REVOLVING CREDIT AGREEMENT
     This AMENDMENT NO. 3, dated as of April 9, 2008 (this “Amendment”), to the SECOND AMENDED AND RESTATED MULTICURRENCY REVOLVING CREDIT AGREEMENT is by and among (a) BORDERS GROUP, INC. (“BGI”), a Michigan corporation, BORDERS, INC., a Colorado corporation (“Borders”), WALDEN BOOK COMPANY, INC., a Colorado corporation (“Walden”), BGP (UK) LIMITED, a company with limited liability organized under the laws of England and Wales (“BGP (UK)” and together with BGI, Borders and Walden, the “Co-Borrowers”), (b) BORDERS AUSTRALIA PTY LIMITED, a company organized under the laws of Australia (the “Australian Borrower”), (c) any other Subsidiary of BGI which becomes a Borrower hereunder pursuant to §5.16 (together with the Co-Borrowers and the Australian Borrower, the “Borrowers”), (d) the lending institutions from time to time party to the Credit Agreement (as defined herein) (the “Lenders”), (e) BANK OF AMERICA, N.A., as administrative agent and as collateral agent for itself and such other lending institutions (the “Administrative Agent”), (f) JPMORGAN CHASE BANK, N.A. and WELLS FARGO RETAIL FINANCE, LLC, each as a syndication agent for itself and such other lending institutions (collectively, the “Co-Syndication Agents”), (g) GENERAL ELECTRIC CAPITAL CORPORATION and LASALLE RETAIL FINANCE, a division of LA SALLE BUSINESS CREDIT, LLC, each as documentation agent for itself and such other lending institutions (collectively, the “Co-Documentation Agents”) and (h) BANK OF AMERICA, N.A., as an Issuing Bank hereunder, and with BANC OF AMERICA SECURITIES LLC and JPMORGAN SECURITIES INC., as Co-Lead Arrangers. Capitalized terms used herein and not otherwise defined shall be defined as provided in §1.
     WHEREAS, the Borrowers, the Lenders and the Agents are parties to that certain Second Amended and Restated Multicurrency Revolving Credit Agreement dated as of July 31, 2006 (as amended by that certain Amendment No. 1, dated as of April 2, 2007, as amended by that certain Amendment No. 2, dated as of August 28, 2007 (the “Second Amendment”), as amended by this Amendment, and as may be further amended, restated, amended and restated, supplemented, modified and otherwise in effect from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers request that the Lenders and the Agents amend certain of the terms and provisions of the Credit Agreement as set forth herein to allow for, among other things, (i) the Pershing Square Transactions (as hereinafter defined), and (ii) the extension of the completion deadline for certain Permitted Restructuring Transactions, and, subject to the terms and conditions hereof, the Lenders and Agents, have agreed to amend the Credit Agreement as set forth herein;
     NOW, THEREFORE, the Borrowers, the Lenders and the Agents hereby agree as follows:
     §1. Defined Terms. Capitalized terms used herein without definition, including in the foregoing Recitals, that are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.
     §2. Certain Amendments to the Credit Agreement. Subject to the satisfaction of the conditions to effectiveness set forth in Section 6 of this Amendment, the Credit Agreement is hereby amended as follows:
     (a) Amendment to the definition of “Aggregate Borrowing Base”. The definition of “Aggregate Borrowing Base” in §1.1 of the Credit Agreement is hereby amended by deleting the phrase “ten (10) Business Days” “ in the last paragraph of such definition and substituting the phrase “five (5) Business Days” in lieu thereof.
     (b) Amendment to the definition of “Applicable Margin”. The definition of “Applicable Margin” in §1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a “Rate Adjustment Period”), the Applicable Margin shall be the applicable margin set forth below with respect to the arithmetic mean of the daily Aggregate Excess Availability as determined for the Fiscal Quarter of BGI and its Subsidiaries ended immediately prior to the applicable Rate Adjustment Period.

				Standby	Documentary
	Aggregate	Base	Eurocurrency	Letter of	Letter of
	Excess	Rate	Rate	Credit	Credit
Level	Availability	Loans	Loans	Fees	Fees
I	Greater than or	0.25%	2.00%	2.00%	1.00%
	equal to
	$350,000,000
II	Greater than or	0.50%	2.25%	2.25%	1.125%
	equal to
	$150,000,000
	but less than
	$350,000,000
III	Less than	0.75%	2.50%	2.50%	1.25%
	$150,000,000
     Notwithstanding the foregoing, (i) if the Borrowers fail to deliver any Compliance Certificate pursuant to §8.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the Applicable Margin set forth in Level III above and (ii) the Applicable Margin for the period from the Third Amendment Effective Date through December 31, 2008 shall be the Applicable Margin set forth in Level III above. For the avoidance of doubt, for the period from January 1, 2009 to the date immediately preceding the next Adjustment Date, the Applicable Margin shall be calculated with reference to the Compliance Certificate delivered by the Borrowers with respect to the Fiscal Quarter of the Borrowers ending November 1, 2008.
     Notwithstanding anything to the contrary in the foregoing, in the event either the Borrowers or the Administrative Agent determines, in good faith, that the calculation of the Aggregate Excess Availability on which the Applicable Margin for any particular period was determined is inaccurate and, as a consequence thereof, the Applicable Margin was lower or higher than it would have been, (i) the Borrowers shall promptly (but in any event within ten (10) Business Days) deliver (after the Borrowers discover such inaccuracy or the Borrowers are notified by the Administrative Agent of such inaccuracy, as the case may be) to the Administrative Agent correct financial and borrowing base information for such period, (ii) the Administrative Agent shall determine and notify the Borrowers of the amount of interest that would have been due in respect of any of the outstanding Obligations, if any, during such period had the Applicable Margin been calculated based on the correct Aggregate Excess Availability and (iii) the Borrowers shall promptly pay to the Administrative Agent the difference, if any, between that amount and the amount actually paid in respect of such period. The foregoing shall in no way limit the rights of the Administrative Agent or the Lenders to exercise their rights to impose the rate of interest applicable during an Event of Default as provided herein.”
     (c) Amendment to the definition of “Cash Dominion Event”. Solely for the period from the Third Amendment Effective Date to and including December 15, 2008, the definition of “Cash Dominion Event” in §1.1 of the Credit Agreement is hereby amended by adding the following proviso at the end of such definition (it being understood that after December 15, 2008 the definition of “Cash Dominion Event” contained in §1.1 of the Credit Agreement shall revert back to the definition in effect immediately prior to the effectiveness of this Amendment):
     “provided that, solely for the purposes of §10.1 (Fixed Charge Coverage Ratio) for the period from the Third Amendment Effective Date to and including December 15, 2008, “Cash Dominion Event” shall mean any time either (a) an Event of Default shall have occurred or (b) the Total Facility Usage Ratio exceeds 92.5%.”
     (d) Amendment to the definition of “Domestic Borrowing Base”. The definition of “Domestic Borrowing Base” in §1.1 of the Credit Agreement is hereby amended by deleting the phrase “ten (10) Business Days” in the last paragraph of such definition and substituting the phrase “five (5) Business Days” in lieu thereof.
     (e) Amendment to the definition of “Indebtedness”. The definition of “Indebtedness” in §1.1 of the Credit Agreement is hereby amended by adding the following text at the end of such definition:
     “Notwithstanding anything to the contrary in this definition of Indebtedness, the obligations (whether for cash, common shares of BGI or otherwise) of BGI and its Subsidiaries to settle the Pershing Square Warrants, any stock appreciation rights issued in lieu thereof or any debt or equity instruments (including interest and fees thereon) issued as a result of or in connection with the deferral of any payment in respect of the Pershing Square Warrants or any settlement, exercise, purchase, redemption, defeasance, retirement, payment, acquisition or otherwise thereof shall not constitute Indebtedness hereunder.”
     (f) Amendment to the definition of “Last Out Applicable Margin”. The definition of “Last Out Applicable Margin” in §1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Last Out Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a “Rate Adjustment Period”), the Last Out Applicable Margin shall be the applicable margin set forth below with respect to the Consolidated EBITDA as determined for the four (4)

Fiscal Quarters of BGI and its Subsidiaries ended immediately prior to the applicable Rate Adjustment Period.

			Eurocurrency
			Rate
Level	Consolidated EBITDA	Base Rate Loans	Loans
I	Greater than or equal to
	$250,000,000	1.25%	3.00%
	Greater than or equal to
	$225,000,000 but less than
II	$250,000,000	1.50%	3.25%
III	Less than $225,000,000	1.75%	3.50%
     Notwithstanding the foregoing, (i) if the Borrowers fail to deliver any Compliance Certificate pursuant to §8.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Last Out Applicable Margin shall be the Last Out Applicable Margin set forth in Level III above and (ii) the Applicable Margin for the period from the Third Amendment Effective Date through December 31, 2008 shall be the Applicable Margin set forth in Level III above. For the avoidance of doubt, for the period from January 1, 2009 to the date immediately preceding the next Adjustment Date, the Applicable Margin shall be calculated with reference to the Compliance Certificate delivered by the Borrowers with respect to the Fiscal Quarter of the Borrowers ending November 1, 2008.
     Notwithstanding anything to the contrary in the foregoing, in the event either the Borrowers or the Administrative Agent determines, in good faith, that the calculation of the Consolidated EBITDA on which the Last Out Applicable Margin for any particular period was determined is inaccurate and, as a consequence thereof, the Last Out Applicable Margin was lower or higher than it would have been, (i) the Borrowers shall promptly (but in any event within ten (10) Business Days) deliver (after the Borrowers discover such inaccuracy or the Borrowers are notified by the Administrative Agent of such inaccuracy, as the case may be) to the Administrative Agent correct financial statements and information for such period, (ii) the Administrative Agent shall determine and notify the Borrowers of the amount of interest that would have been due in respect of any of the outstanding Obligations, if any, during such period had the Last Out Applicable Margin been calculated based on the correct Consolidated EBITDA and (iii) the Borrowers shall promptly pay to the Administrative Agent the difference, if any, between that amount and the amount actually paid in respect of such period. The foregoing shall in no way limit the rights of the Administrative Agent or the Lenders to exercise their rights to impose the rate of interest applicable during an Event of Default as provided herein.”
     (g) Amendment to the definition of “Other Reserves”. The definition of “Other Reserves” in §1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Other Reserves. As determined by the Administrative Agent in its reasonable discretion exercised in a commercially reasonable manner, such amounts as the Administrative Agent may from time to time establish and revise (a) to reflect events, conditions, contingencies or risks which do, or which the Administrative Agent believes may reasonably be expected to, (i) adversely affect either (A) any Collateral, the rights of the Administrative Agent, the Collateral Agent or any of the Lenders in any Collateral or its value or (B) the security interest and other rights of the Administrative Agent , the Collateral Agent or any of the Lenders in the Collateral (including the enforceability, perfection and priority thereof) or (ii) adversely affect in any material respect the business or financial condition of any of the Borrowers individually or the Borrowers and their Subsidiaries taken as a whole, (b) to reflect the belief of the Administrative Agent that any Borrowing Base Report or other collateral report or financial information furnished (or not furnished) by or on behalf of the Borrowers to the Administrative Agent or any of the Lenders is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect any obligations (other than the Loans and Letters of Credit) secured by the Collateral (including, without limitation, Cash Management Obligations and/or obligations in respect of Hedging Agreements). The amount of any Other Reserves established or revised by the Administrative Agent shall in each case be based on the Administrative Agent’s determination that such amount bears a reasonable relationship to the applicable event, condition, contingency or risk described in clause (a) of this definition, the applicable report or information described in clause (b) or the applicable obligations described in clause (c) of this definition.”
     (h) Amendment to the definition of “Restricted Payment”. The definition of “Restricted Payment” in §1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Restricted Payments. In relation to BGI and its Subsidiaries, any (a) Distribution, (b) payment in cash or other property (other than common shares or additional warrants or rights to acquire common shares or other equity securities or stock appreciation rights of BGI) arising or resulting from the settlement, exercise, purchase, redemption, defeasance, retirement, payment, acquisition or otherwise of the Pershing Square Warrants or any debt or equity instruments (including interest and fees thereon) issued as a result of or in connection with the deferral of any payment in respect of the Pershing Square Warrants or any settlement, exercise, purchase, redemption, defeasance, retirement, payment, acquisition or otherwise thereof or (c) derivatives or other transactions with any financial institution, fund, commodities or stock exchange, clearinghouse or other Person (a “Derivatives Counterparty”) obligating BGI or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of BGI or such Subsidiary.”
     (i) Amendments to §1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
     “Borders Bookshop. Bookshop Acquisitions Ltd., a company organized under the laws of England and Wales.”
     “Borders New Zealand. Borders New Zealand Limited, a company organized under the laws of New Zealand, and its Subsidiaries.”
     “Borders Singapore. Borders PTE. Ltd (Singapore), a company organized under the laws of Singapore.

     “Paperchase. Paperchase Products Limited, a company with limited liability organized under the laws of England and Wales, and its Subsidiaries.”
     “Permitted Pershing Square Term Loan Payments. Collectively, (a) interest and fees payable on the Pershing Square Term Loan Facility in amounts no greater than those provided in the Pershing Square Term Loan Documents as in effect on the Pershing Square Transaction Effective Date, (b) the payment of the outstanding principal amount of the Pershing Square Term Loan Facility on or after the maturity date thereof in accordance with the Pershing Square Term Loan Documents as in effect on the Pershing Square Transaction Effective Date and (c) any mandatory prepayment of principal made no earlier and in no greater amount than required by the Pershing Square Term Loan Documents as in effect on the Pershing Square Transaction Effective Date.”
     “Pershing Square. Pershing Square Capital Management, L.P. and/or its Affiliates (other than BGI and its Subsidiaries).”
     “Pershing Square Commitment Letter. The Commitment Letter, dated as of March 19, 2008, by and between BGI and Pershing Square Capital Management, L.P., together with all Exhibits attached thereto.”
     “Pershing Square Purchase Offer. The purchase offer, dated as of the Pershing Square Transaction Effective Date, made by Pershing Square to BGI, pursuant to which BGI may elect to sell, and provided that such sales are consummated on or prior to January 15, 2009 (or, subject to Section 9.5.2(d)(iv)(B), such later date as may be agreed to by BGI and Pershing Square), any or all of the following (directly or through the sale of one or more holding companies with no other assets): (i) one hundred percent (100%) of the Capital Stock of each of the Australian Borrower, Borders New Zealand, Borders Singapore and Paperchase and BGI’s interest in seventeen percent (17%) of the Capital Stock of Borders Bookshop for a minimum aggregate purchase price of $125 million (minus attributable indebtedness and customary purchase price adjustments as contemplated thereunder), (ii) one hundred percent (100%) of the Capital Stock of Paperchase and BGI’s interest in seventeen percent (17%) of the Capital Stock of Borders Bookshop for a minimum aggregate purchase price of $55 million (minus attributable indebtedness and customary purchase price adjustments as contemplated thereunder) or (iii) one hundred percent (100%) of the Capital Stock of Borders Singapore, Paperchase and BGI’s interest in seventeen percent (17%) of the Capital Stock of Borders Bookshop for a minimum aggregate purchase price of $57.5 million (minus attributable indebtedness and customary purchase price adjustments as contemplated thereunder) and, in each case, the documentation related to such proposed purchases (including, without limitation, any stock purchase agreement relating to such purchases), all with terms and conditions materially consistent with the purchase offer transaction described in the Pershing Square Commitment Letter and the terms of the Pershing Square Purchase Offer Documents delivered on or prior to the Pershing Square Transaction Effective Date (except as such documents may be changed in a manner not materially adverse to the Agents and the Lenders).”
     “Pershing Square Purchase Offer Documents. The Pershing Square Purchase Offer, together with all agreements, documents, instruments and certificates relating to the transactions contemplated thereby, all with terms and conditions materially consistent with the purchase offer described in the Pershing Square Commitment Letter and the terms of the Pershing Square Purchase Offer Documents delivered on or prior to the

Pershing Square Transaction Effective Date (except as such documents may be changed in a manner not materially adverse to the Agents and the Lenders).”
     “Pershing Square Purchase Offer Subsidiaries. Those Subsidiaries of BGI who are subject to the purchase offer under the Pershing Square Purchase Offer Documents, who are the Australian Borrower, Borders New Zealand, Borders Singapore and Paperchase.”
     “Pershing Square Term Loan Agent. Pershing Square, in its capacity as term administrative agent and collateral agent under the Pershing Square Term Loan Documents and any successor or permitted assigns of Pershing Square in such capacity.”
     “Pershing Square Term Loan Documents. The term loan agreement dated on or about the Pershing Square Transaction Effective Date, among BGI, the Pershing Square Term Loan Agent, the Pershing Square Term Loan Lenders and the other parties thereto, together with all agreements, documents, instruments and certificates relating to the transactions contemplated thereby, all with terms and conditions materially consistent with the term loan transaction described in the Pershing Square Commitment Letter and the terms of the Pershing Square Term Loan Documents delivered on or prior to the Pershing Square Transaction Effective Date (except as such documents may be changed in a manner not materially adverse to the Agents and the Lenders).”
     “Pershing Square Term Loan Facility. That certain term loan facility in an aggregate principal amount not to exceed $42,500,000 to be provided to BGI by the Pershing Square Term Loan Agent and the Pershing Square Term Loan Lenders pursuant to the Pershing Square Term Loan Documents.”
     “Pershing Square Term Loan Lenders. Collectively, the lenders under the Pershing Square Term Loan Documents.”
     “Pershing Square Term Loan Payment. See §9.19.”
     “Pershing Square Transaction Effective Date. The date upon which the conditions to effectiveness of all of the Pershing Square Term Loan Facility are satisfied or waived in accordance with the terms thereof, the transactions contemplated thereby are consummated (including the issuance of the Pershing Square Warrants and the receipt by BGI of the Pershing Square Purchase Offer) and BGI receives the net proceeds from the Pershing Square Term Loan Facility.”
     “Pershing Square Transactions. Collectively, the transactions contemplated by the Pershing Square Term Loan Documents, the transactions contemplated by the Pershing Square Purchase Offer Documents and the Pershing Square Warrant Transaction, including without limitation the performance by BGI and its Subsidiaries of their respective obligations thereunder.”
     “Pershing Square Warrants. The warrants to purchase common stock issued by BGI to Pershing Square on the Pershing Square Transaction Effective Date under the Pershing Square Warrant Transaction, and including any stock appreciation rights and/or derivatives issued in lieu of all or a portion thereof under the Pershing Square Warrant Transaction.”

     “Pershing Square Warrant Transaction. The issuance by BGI to Pershing Square on the Pershing Square Transaction Effective Date of warrants to purchase BGI common stock at $7.00 per share for a term of 7.5 years (and including any stock appreciation rights or derivatives issued in lieu thereof or in addition thereto), such warrants to represent 19.99% of the fully-diluted shares of BGI on a pro forma basis giving effect to the issuance of the shares underlying such warrants (but excluding employee stock options, and any obligations in respect thereof) and/or the issuance of stock appreciation rights or derivatives in lieu of Pershing Square Warrants, all on terms and conditions materially consistent with the warrant transaction described in the Pershing Square Commitment Letter and the terms of the documents relating to the Pershing Square Warrant Transaction delivered on or prior to the Pershing Square Transaction Effective Date (except as such documents may be changed in a manner not materially adverse to the Agents and the Lenders).”
     “Third Amendment Effective Date. April 9, 2008.”
     (j) Amendment to §2.2.1 of the Credit Agreement. Section 2.2.1 of the Credit Agreement is hereby amended by deleting the reference to “0.20%” in such Section 2.2.1 and substituting “0.25%” in lieu thereof.
     (k) Amendment to §4.1.1 of the Credit Agreement. Section 4.1.1 of the Credit Agreement is hereby amended by amending and restating the clause “one or more standby or documentary letters of credit” of the first sentence of such Section 4.1.1 in its entirety as follows:
     “one or more standby or documentary letters of credit, including without limitation, any bankers’ acceptance issued on account of any such standby or documentary letter of credit”
     (l) Amendment to §6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement is hereby amended by adding the following new sentence at the end of such section:
     “Notwithstanding anything to the contrary contained in this Section 6, the parties hereto agree that Paperchase shall not be required to be a guarantor of any of the Obligations hereunder.”
     (m) Amendment to §8.5 of the Credit Agreement. Section 8.5 of the Credit Agreement is hereby amended by adding the following new Sections 8.5.7, 8.5.8 and 8.5.9:
     “Section 8.5.7. [Reserved].
     Section 8.5.8. Notice of Default under the Pershing Square Term Loan Documents.
     The Borrowers shall, and shall cause each of their Subsidiaries to, deliver to the Lenders notice of any occurrence of any Event of Default (or event or circumstance that with the giving of notice or the passage of time, or both, could become an Event of Default) under the Pershing Square Term Loan Documents, such delivery to be made promptly after becoming aware of such event or circumstance or after such notice or other communication is received by any such Borrower or any such Subsidiary.”

     Section 8.5.9. Notices under the Pershing Square Purchase Offer Documents and the Pershing Square Warrant Transaction.
     The Borrowers shall, and shall cause each of their Subsidiaries to, deliver to the Lenders notice of (a) BGI’s exercise of any of its purchase options under the Pershing Square Purchase Offer prior to or concurrently with the delivery of any purchase option notice delivered to Pershing Square pursuant to the terms of the Pershing Square Purchase Offer Documents, (b) any default or event of default under the Pershing Square Purchase Offer by any party thereto promptly after becoming aware thereof and (c) any notice of election to exercise or otherwise settle any of the Pershing Square Warrants, such delivery to be made promptly after becoming aware of any such notice.”
     (n) Amendment to §8.9 of the Credit Agreement. Sections 8.9.2 and 8.9.3 of the Credit Agreement are hereby amended and restated in their entirety as follows:
     “8.9.2 Collateral Reports. Up to four (4) times in each Fiscal Year, and more frequently upon the request of the Administrative Agent, the Borrowers will obtain and deliver to the Administrative Agent, or, if the Administrative Agent so elects, will cooperate with the Administrative Agent in the Administrative Agent’s obtaining, a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of the Lenders) with respect to the Accounts Receivable and inventory components included in the Aggregate Borrowing Base and/or the Domestic Borrowing Base and/or the Last Out Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of such Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrowers or its applicable Subsidiary) and inventory (including verification as to the value, location and respective types). Such collateral value reports shall be conducted at the Borrowers’ expense no more frequently than four (4) times during each Fiscal Year, unless an Event of Default has occurred and is continuing, in which event additional collateral value reports requested by the Administrative Agent shall also be conducted and made at the expense of the Borrowers.
     8.9.3 Appraisals.
     Up to four (4) times in each Fiscal Year, and more frequently upon the request of the Administrative Agent, the Borrowers will obtain and deliver to the Administrative Agent appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the inventory owned by the Borrowers and their Subsidiaries. Such appraisals shall be conducted at the Borrowers’ expense no more frequently than four (4) times during each Fiscal Year, unless an Event of Default has occurred and is continuing, in which event additional appraisals requested by the Administrative Agent shall also be conducted and made at the expense of the Borrowers.”
     (o) Amendment to §9.2 of the Credit Agreement. Section 9.2 of the Credit Agreement is hereby amended by (a) amending and restating §9.2(xiv) of the Credit Agreement in its entirety as set forth below; (b) amending and restating §9.2(xv) of the Credit Agreement in its entirety as set forth below and (c) adding the following new §9.2(xvi) of the Credit Agreement:

     “(xiv) (A) Liens securing Indebtedness under the Pershing Square Term Loan Facility (as in effect on the Pershing Square Transaction Effective Date) on up to sixty-five percent (65%) of the Capital Stock of Paperchase (together with any “proceeds” thereof as such term is defined in the Uniform Commercial Code of the State of New York), whether such Liens are directly on the Capital Stock of Paperchase or indirectly on the Capital Stock of Paperchase through intermediate Subsidiaries of BGI or (B) at any time that the Liens described in §9.2(xiv)(A) are not in effect, Liens on assets of BGI and its Subsidiaries (other than Collateral) not otherwise permitted by clauses (i) through (xiii) above, so long as any Indebtedness secured thereby is permitted under the terms of §9.1, and the aggregate fair market value of all property secured by such Liens does not at any time exceed 10% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended);
     (xv) [reserved]; and
     (xvi) At any time that the Liens under §9.2(xiv)(A) above are in effect and securing the Pershing Square Term Loan Facility, Liens on assets of BGI and its Subsidiaries (other than Collateral) not otherwise permitted by clauses (i) through (xiv) above, so long as any Indebtedness secured thereby is permitted under the terms of §9.1 and the aggregate fair market value of all property secured by such Liens does not at any time exceed $2,000,000.”
     (p) Amendment to §9.3(f) of the Credit Agreement. Section 9.3(f) of the Credit Agreement is hereby amended by (x) amending and restating clause (iii) of §9.3(f) in its entirety to read “(iii) [reserved],” and (y) amending the text “to the extent not otherwise permitted by clause (i) through (iv) hereof” in §9.3(f)(iv) to read “to the extent not otherwise permitted by clause (i) through (iii) hereof”.
     (q) Amendments to §9.3 of the Credit Agreement. Section 9.3 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of Section 9.3(i); (ii) replacing the period at the end of Section 9.3(j) with the text “; and”; and (iii) adding the following new clause (k) immediately following existing clause (j):
     “(k) Investments constituting (i) unsecured guarantees by Subsidiaries of BGI who are Guarantors of the obligations of BGI, as the borrower, under the Pershing Square Term Loan Documents and (ii) Liens permitted under §9.2(xiv)(A) for so long as the Pershing Square Term Loan Facility remains outstanding.”
     (r) Further Amendments to §9.3 of the Credit Agreement. Section 9.3 of the Credit Agreement is hereby amended by adding the following new paragraph at the end of Section 9.3:
     “Notwithstanding anything to the contrary contained in this Section 9.3, after the Third Amendment Effective Date, neither BGI nor any of its Subsidiaries shall be permitted to make any Investments in any of the Pershing Square Purchase Offer Subsidiaries other than those Investments permitted by this §9.3 which are necessary to maintain the operation of such Pershing Square Purchase Offer Subsidiaries in the ordinary course of business and such Investments in any of the Pershing Square Purchase Offer Subsidiaries shall be made in a manner consistent with past practices in all material respects.”

     (s) Amendment to §9.4(c) of the Credit Agreement. Section 9.4(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(c) BGI or any of its Subsidiaries may make other Restricted Payments; provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) BGI shall deliver to the Lenders contemporaneously with any Compliance Certificate delivered pursuant to §8.4(c) a certificate of the principal financial or accounting officer of the Borrowers certifying as accurate and complete the monthly pro forma financial projections attached thereto and demonstrating immediately after giving effect to all Restricted Payments projected to be made during the then next Fiscal Quarter (x) the Total Facility Usage Ratio would not exceed 85% for such Fiscal Quarter and (y) the Total Facility Usage Ratio would not exceed 85% as determined on a pro forma basis over the two (2) Fiscal Quarters next following such Fiscal Quarter, in form and substance satisfactory to the Administrative Agent, based on reasonable projections of the financial performance of the Borrowers; and (iii) in connection with such certificate for any Fiscal Quarter during which the Borrowers project that the aggregate Restricted Payments to be made will exceed $25,000,000, BGI shall deliver a certificate of an Authorized Officer of the Borrowers dated as of the date of such certificate as to the solvency of the Borrowers and their Subsidiaries following the payment of all such Restricted Payments for such Fiscal Quarter and in form and substance satisfactory to the Administrative Agent; provided that at any time the actual Restricted Payments made during any Fiscal Quarter exceed the Restricted Payments projected to be made for such Fiscal Quarter as set forth in the certificate described in clause (ii) above, BGI shall promptly deliver to the Lenders a certificate of the principal financial or accounting officer of the Borrowers certifying as accurate and complete updated monthly pro forma financial projections attached thereto and otherwise demonstrating compliance with the requirements set forth in clause (ii) above based on the actual Restricted Payments made and, to the extent applicable, providing the solvency certificate described in clause (iii) above.”
     (t) Amendment to §9.5.2(d) of the Credit Agreement. Section 9.5.2(d) of the Credit Agreement is hereby amended by (x) amending and restating clause (iii) of such §9.5.2(d) in its entirety to read “(iii) [reserved],”, (y) amending and restating clause (iv) of such §9.5.2(d) in its entirety as follows:
     “(iv) to the extent not otherwise permitted by clauses (i) through (iii) hereof, any (A) Permitted Restructuring Transaction or (B) pursuant to the exercise by BGI of any of its purchase options under the Pershing Square Purchase Offer Documents, in each case, so long as (1) such transaction(s) is consummated on or prior to April 15, 2009 and (2) no Default or Event of Default has occurred and is continuing or would result therefrom;”
and (z) adding the text “(other than any Pershing Square Purchase Offer Subsidiaries)” immediately before the proviso in §9.5.2(d)(v).
     (u) Amendment to §9.12 of the Credit Agreement. Section 9.12 of the Credit Agreement is hereby amended by adding the following new sentence at the end of such Section 9.12:
     “Notwithstanding anything to the contrary contained in this Section 9.12, the Pershing Square Transactions shall not be prohibited under this Section 9.12.”

     (v) Amendment to §9.13 of the Credit Agreement. Section 9.13 of the Credit Agreement is hereby amended by adding the following additional proviso prior to the period at the end of such Section 9.13:
     “; provided further that BGI may amend or modify its Governing Documents from time to time to the extent necessary to permit the Pershing Square Warrant Transaction and the performance of its obligations thereunder.”
     (w) Amendment to §9 of the Credit Agreement. Section 9 of the Credit Agreement is hereby amended by adding the following new §9.16 immediately following existing §9.15:
     “9.16 Reserved.”
     (x) Amendment to §9 of the Credit Agreement. Section 9 of the Credit Agreement is hereby amended by adding the following new §§9.18 and 9.19 immediately following existing §9.17:
     “9.18 Certain Terms of the Pershing Square Transactions; Amendment to Pershing Square Term Loan Documents.
     (a) The Borrowers will not, and will not permit any of their Subsidiaries to, permit or otherwise allow any of the terms and conditions of the Pershing Square Transactions (including, without limitation, the Pershing Square Term Loan Documents and Pershing Square Purchase Offer Documents) to do any of the following: (i) restrict or otherwise limit the ability of BGI or its Subsidiaries to grant security interests to and Liens upon Collateral as defined in the Credit Agreement as of the date hereof, (ii) restrict or otherwise limit the ability of BGI and its Subsidiaries and the Agents and the Lenders to amend or modify, or waive or consent to the deviation from, any terms or conditions of the Loan Documents unless the same is inconsistent with the obligations of the Borrowers and their Subsidiaries to Pershing Square under the Pershing Square Term Loan Documents, (iii) restrict or otherwise limit the Administrative Agent’s ability to do any of the following: change eligibility criteria contained in the definitions of Eligible Credit Card Receivables and Eligible Inventory, to change and/or establish reserves taken in respect of Eligible Inventory and Eligible Credit Card Receivables from time to time and/or to change the advance rates against the Domestic Borrowing Base and/or the Aggregate Borrowing Base or any components thereof (collectively, “Borrowing Base Discretion”) or (iv) cause BGI or any of its Subsidiaries to be in default or breach of any aspect of the Pershing Square Transactions solely as a result of the exercise by the Administrative Agent of its Borrowing Base Discretion.
     (b) Without the written consent of the Required Lenders, the Borrowers will not, and will not permit any of their Subsidiaries to, amend, supplement or otherwise modify any of the Pershing Square Term Loan Documents in any manner that (i) shortens the maturity or average life to maturity of the Pershing Square Term Loan Facility or (ii) makes more burdensome on the Borrowers and their Subsidiaries the terms of any required prepayments, redemptions or repurchases (other than waivers or deferrals thereof) in respect of the Pershing Square Term Loan Facility.”
     (c) Without the written consent of the Required Lenders, the Borrowers will not, and will not permit any of their Subsidiaries to, amend, supplement or otherwise modify any of the Pershing Square Purchase Offer Documents in any manner that (i) makes more burdensome on BGI and its Subsidiaries the terms of the Pershing Square Purchase Offer or the ability of BGI to exercise the Pershing Square Purchase Offer or (ii) reduces (or has the effect of reducing) the cash purchase price (as contemplated in the Pershing Square Purchase Offer Documents as of the Pershing Square Transaction Effective Date) to be paid by Pershing Square to BGI thereunder, and, in the case of clause (i) above, is materially adverse to the Lenders.
     (d) Without the written consent of the Required Lenders, the Borrowers will not, and will not permit any of their Subsidiaries to, amend, supplement or otherwise modify any of the Pershing Square Warrants or any documents relating thereto (as contemplated under the Pershing Square Warrant Transaction dated as of the Pershing Square Transaction Effective Date) in any manner that would result in a Change of Control (whether upon the exercise of the Pershing Square Warrants or otherwise).
     9.19 Payments in respect of Pershing Square Term Loan Facility.
     The Borrowers may not, and may not permit any of their Subsidiaries to, make any payment (including prepayment), redemption or repurchase of principal (whether mandatory, voluntary, upon conversion or otherwise), or any payment of interest and/or fees, in respect of the Pershing Square Term Loan Facility (each such payment described above, a “Pershing Square Term Loan Payment”); provided that the Borrowers may, and may permit any of their Subsidiaries to, make (a) Permitted Pershing Square Term Loan Payments at any time and (b) Pershing Square Term Loan Payments (other than Permitted Pershing Square Term Loan Payments) so long as, in the case of this clause (b), (1) no Default or Event of Default has occurred and is continuing or would result therefrom, and (2) BGI delivers to the Lenders not less than five (5) Business Days prior to the date on which it or any of its Subsidiaries agrees to or is to make such Pershing Square Term Loan Payment a certificate, in form and substance satisfactory to the Administrative Agent, of the principal financial or accounting officer of BGI certifying as accurate and complete the monthly pro forma financial projections attached thereto that demonstrate immediately after giving effect to such Pershing Square Term Loan Payment (x) the Total Facility Usage Ratio would not exceed 85% and (y) the Total Facility Usage Ratio would not exceed 85% as determined on a pro forma basis over the six month period immediately following the effective date of such Pershing Square Term Loan Payment, based on reasonable projections of the financial performance of the Borrowers.”
     (y) Amendment to §10.1 of the Credit Agreement. Solely for the period from Third Amendment Effective Date to and including December 15, 2008, Section 10.1 of the Credit Agreement is hereby amended by adding the following new proviso immediately before the period at the end of such Section 10.1:
“; provided further that, (i) solely for the period from the Third Amendment Effective Date to and including December 15, 2008, the reference to “90%” in this sentence shall be deemed to be a reference to “92.5%”.”
     (z) Amendment to Section 12.8 of the Credit Agreement. Solely for the period from Third Amendment Effective Date to and including December 15, 2008, §12.8 of the Credit Agreement is hereby amended by adding the following new proviso immediately before the period at the end of such §12.8:

     “; provided that, solely for the period from the Third Amendment Effective Date to and including December 15, 2008, the reference to “90%” in this sentence shall be deemed to be a reference to “92.5%””
     (aa) Amendment to §13.1 of the Credit Agreement. Section 13.1 of the Credit Agreement is hereby amended by adding (a) the text “or” immediately after the semi-colon Section 13.1(o) of the Credit Agreement and (b) the following new Section 13.1(p) immediately after the existing Section 13.1(o) of the Credit Agreement:
     “(p) any Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation in respect of the Pershing Square Term Loan Facility or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound evidencing or securing the Pershing Square Term Loan Facility for such period of time as would permit (assuming the giving of appropriate notice, if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, and such failure is continuing;”
     (bb) Amendment of Schedule 1.01A to Credit Agreement. Schedule 1.01A to the Credit Agreement (Permitted Restructuring Transactions) is hereby amended and restated in its entirety in the form attached to this Amendment as Exhibit A.
     §3. Amendment to Section 3 of the Second Amendment; Acknowledgment that Section 3 of Second Amendment Not Yet Effective.
     (a) The definition of “Term Loan Agent” in Section 3(e) of the Second Amendment to the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Term Loan Agent. JPMorgan Chase Bank, National Association or any other financial institution or fund (and, if a fund, acceptable to the Administrative Agent in its reasonable discretion) in its capacity as term administrative agent and collateral agent under the Term Loan Documents.”
     (b) Section 3(f) of the Second Amendment to the Credit Agreement is hereby amended and restated as follows:
     “(f) Amendment to Credit Agreement. Section 8.5.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “8.5.7. Notice of Default under the Term Loan Documents.
     The Borrowers shall, and shall cause each of their Subsidiaries to, deliver to the Lenders notice of the occurrence of any default or event of default under the Term Loan Documents, such delivery to be made promptly after becoming aware of such default or event of default or after such notice or other communication is received by any such Borrower or any such Subsidiary.”
     (c) Section 3(h) of the Second Amendment to the Credit Agreement is hereby amended and restated as follows:

     “(h) Amendment to §8.13 of the Credit Agreement. Section 8.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “8.13 Stock Collateral. Each Loan Party will cause (i) 100% of the issued and outstanding Capital Stock of each of its Domestic Subsidiaries which is a Material Subsidiary and (ii) 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected to cause any materially adverse tax consequences) of the issued and outstanding Capital Stock in each Foreign Subsidiary which is a Material Subsidiary and is directly owned by BGI or any Domestic Subsidiary to be subject at all times to (i) a first priority, perfected Lien in favor of the Term Loan Agent for the benefit of the Term Loan Lenders and (ii) a second priority, perfected Lien in favor of the Collateral Agent for the benefit of the Lenders, in each case pursuant to the terms and conditions of the Loan Documents and the Term Loan Documents or other security documents, subject to the Intercreditor Agreement, as the Administrative Agent shall reasonably request. Notwithstanding the foregoing in this §8.13, the requirements of this §8.13 shall not apply to the Capital Stock of Paperchase (whether directly on the stock of Paperchase or through an intermediary Subsidiary of BGI) pledged to Pershing Square while the Pershing Square Term Loan Facility is secured by such Capital Stock of Paperchase (whether directly on the stock of Paperchase or through an intermediary Subsidiary of BGI); provided that the exception set forth in this sentence shall not apply to the extent that Capital Stock of Paperchase secures the obligations under the Term Loan Documents.”
     (d) Section 3(m) of the Second Amendment to the Credit Agreement is hereby amended by restating the introductory phrase to such Section as following:
     “(m) Amendment to Section 9.16 of the Credit Agreement. Section 9.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:”
     The parties signatory hereto acknowledge and agree that the conditions precedent to the effectiveness of Section 3 of the Second Amendment, as amended hereby, have not been satisfied, and accordingly, Section 3 of the Second Amendment, as amended hereby, is not effective and shall not be effective until the conditions precedent to the effectiveness of Section 3 of the Second Amendment as amended hereby (including those conditions set forth in Section 7 of the Second Amendment) are satisfied or waived, as the case may be, by the Administrative Agent.
     §4. Lender Consent to Pershing Square Transactions. The Borrowers represent and warrant that that the Pershing Square Transactions comply with the Loan Documents (including the limitations set forth in Section 9 of the Credit Agreement) after giving effect to this Amendment. Each of the Required Lenders acknowledges that it has reviewed the Pershing Square Transactions and hereby consents to and approves BGI and its relevant Subsidiaries entering into the Pershing Square Transactions on the Pershing Square Transaction Effective Date, subject to the terms and conditions of the Loan Documents (it being understood that the foregoing approval shall not, in any event, constitute any consent or waiver in respect of any Default or Event of Default arising from, or as a consequence of, the Pershing Square Transactions or any future matters relating thereto).

     §5. Affirmation of the Borrowers and Guarantors. Each of the Borrowers hereby affirms its absolute and unconditional promise to pay to each Lender, the Issuing Bank, each Swingline Lender and the Agents the Loans, the Reimbursement Obligations and all other amounts due under the Notes, the Credit Agreement as amended hereby and the other Loan Documents, at the times and in the amounts provided for therein, and subject to the terms thereof. Each of the Guarantors hereby affirms its guaranty of the Obligations in accordance with the provisions of the Guaranty. Each of the Borrowers and the Guarantors confirms and agrees that (i) the obligations of the Borrowers to the Lenders, the Swingline Lenders, the Issuing Bank and the Agents under the Credit Agreement as amended hereby are secured by and entitled to the benefits of the Security Documents and (ii) all references to the term “Credit Agreement” in the Security Documents and the other Loan Documents shall hereafter refer to the Credit Agreement as amended hereby.
     §6. Conditions to Effectiveness. This Amendment shall be deemed effective as of the date hereof (the “Third Amendment Effective Date”) upon the satisfaction of the following conditions to effectiveness:
     (a) The Administrative Agent and the Lenders shall have received this Amendment duly executed by the Borrowers, the Guarantors, the Administrative Agent and the Required Lenders, and the Amendment shall be in full force and effect.
     (b) The Pershing Square Transactions shall have been consummated and the Pershing Square Term Loan Facility shall have been made available to BGI, all on terms and conditions, and pursuant to documentation, satisfactory to the Administrative Agent, and the Borrowers shall have delivered an officer’s certificate dated as of the Third Amendment Effective Date certifying that the conditions to the effectiveness of the Pershing Square Transaction have been satisfied and attaching true and correct copies of the executed and effective material agreements relating to the Pershing Square Transactions.
     (c) The Administrative Agent shall have received payment by the Borrowers for the benefit of each Lender that executes and delivers to the Administrative Agent its signature page to this Amendment by 5:00 p.m. Boston time on April 1, 2008, in facsimile, .pdf or original form, of the upfront amendment fee described in the fee letter between the Borrowers, the Administrative Agent and the other parties thereto in an amount agreed to by the Borrowers and the Lenders, and payment of all such other fees that are due and payable on or prior to the Third Amendment Effective Date.
     (d) To the extent required by the Administrative Agent, the Administrative Agent shall have received from each of the Borrowers and each of the Guarantors a certificate, dated as of the Third Amendment Effective Date, signed by a duly authorized officer of such Borrower or such Guarantor, attaching and certifying as being true, correct and complete, (i) each of its Governing Documents as in effect on such date of certification (or certifying that there has been no change in the Governing Documents of such Person since the Closing Date to the extent such Governing Documents were delivered to the Administrative Agent on the Closing Date), (ii) certified copies of the board minutes and/or resolutions authorizing the execution, delivery and performance of this Amendment and the other Loan Documents entered into in connection herewith and all related documents to which such Person is a party, and (iii) giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Borrower and such Subsidiary, each of Loan Documents (as amended hereby) entered into in connection herewith and any related documents to which such Borrower or such Subsidiary is or is to become a party, in form and substance satisfactory to the Administrative Agent.

     (e) The Administrative Agent shall have received from each of the Borrowers and Guarantors a certificate, dated as of the Third Amendment Effective Date, signed by a duly authorized officer of such Person, certifying that all assets included in the Borrowing Base Report are owned by the Co-Borrowers (other than BGP (UK)).
     (f) The Administrative Agent shall have received a favorable legal opinion addressed to the Lenders, the Agents, and the Issuing Banks dated as of the Third Amendment Effective Date, in form and substance satisfactory to the Administrative Agent from:
     (i) Baker & McKenzie LLP, counsel to the Borrowers and their Subsidiaries; and
     (ii) Thomas Carney, Esq., General Counsel to the Borrowers and their Subsidiaries.
     (g) The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority security interest in and Lien upon the Collateral. All deliveries of instruments necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly delivered to the Administrative Agent.
     (h) Each of the Administrative Agent shall have received an officer’s certificate of the Borrowers dated as of the Effective Date as to the solvency of the Borrowers and their Subsidiaries following the consummation of the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent.
     (i) Administrative Agent shall have received payment for all other fees and expenses due and payable including, without limitation, reasonable legal fees and expenses, for which invoices or reasonable estimates have been provided to the Borrowers on or prior to the date hereof.
     Each Lender hereby (i) authorizes and directs the Administrative Agent and/or the Collateral Agent to (A) execute, on behalf of such Lender, the Security Documents and any other agreements, documents, filings and instruments to be delivered in connection with this Amendment and the transactions contemplated hereby, and (B) take any and all actions contemplated or required by this Amendment and the Loan Documents and the transactions contemplated hereby.
     §7. Representations and Warranties. The Borrowers hereby represent and warrant to the Lenders, the Agents and the Issuing Bank as follows:
     (a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrowers and their Subsidiaries contained in the Credit Agreement, as amended hereby, are true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), and, both before and immediately after giving effect to the Amendment, no Default or Event of Default has occurred and is continuing.
     (b) Authority, No Conflicts, Etc. The execution, delivery and performance of this Amendment and all related documents and the consummation of the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or any of their Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any other agreement or other instrument binding upon, any of the Borrowers or any of their Subsidiaries.
     (c) Enforceability of Obligations. This Amendment and the Credit Agreement and the other Loan Documents as amended hereby constitute the legal, valid and binding obligations of each Borrower and each of their respective Subsidiaries party thereto, enforceable against each Borrower and each of their respective Subsidiaries, in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in equity or at law) and an implied covenant of good faith and fair dealing, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
     §8. No Other Amendments. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.
     §9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.
     §10. Governing Law. THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.
     §11. Headings, etc. Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment shall constitute a “Loan Document” under the Credit Agreement.
     §12. Expenses. The Borrowers jointly and severally hereby agree to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment, the Security Documents and the other documents relating hereto and to the transactions contemplated hereby (including reasonable legal fees).
[Reminder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BORDERS GROUP, INC.
By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Senior Vice President, Finance and Chief Financial Officer

BORDERS, INC. WALDEN BOOK COMPANY, INC.
By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Senior Vice President, Treasurer and Assistant Secretary

BGP (UK) LIMITED
By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Director

BORDERS AUSTRALIA PTY LTD
By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Director

By:	/s/ George L. Jones
	Name:	George L. Jones
	Title:	Director
Signature page to Amendment No. 3

BANK OF AMERICA, N.A., individually and as Administrative Agent and Swingline Lender
By:	/s Andrew Cerussi
	Name:	Andrew Cerussi
	Title:	Vice President

BANK OF AMERICA, N.A., as Issuing Bank
By:	/s Andrew Cerussi
	Name:	Andrew Cerussi
	Title:	Vice President

Signature page to Amendment No. 3

For purposes of §5 hereof: BORDERS PROPERTIES, INC. WALDENBOOKS PROPERTIES, INC. BORDERS OUTLET, INC. BORDERS ONLINE, INC.
By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Senior Vice President, Treasurer and Assistant Secretary

BORDERS FULFILLMENT, INC.
By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Senior Vice President, Finance and Chief Financial Officer

BORDERS ONLINE, LLC By BORDERS, INC., its Sole Member
By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Senior Vice President, Treasurer and Assistant Secretary

Signature page to Amendment No. 3

JPMORGAN CHASE BANK, N.A.
By:	/s/ Lynne Ciaccia
	Name:	Lynne Ciaccia
	Title:	VP

Signature page to Amendment No. 3

WELLS FARGO RETAIL FINANCE, LLC
By:	/s/ Adam Davis
	Name:	Adam Davis
	Title:	Assistant Vice President

Signature page to Amendment No. 3

LASALLE RETAIL FINANCE, a Division of LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association
By:	/s/ Andrew Cerussi
	Name:	Andrew Cerussi
	Title:	Vice President

Signature page to Amendment No. 3

GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Rebecca A. Ford
	Name:	Rebecca A. Ford
	Title:	Duly Authorized Signatory

Signature page to Amendment No. 3

THE CIT GROUP/BUSINESS CREDIT, INC.
By:	/s/ Matthew DeFranco
	Name:	Matthew DeFranco
	Title:	Vice President

Signature page to Amendment No. 3

NATIONAL CITY BUSINESS CREDIT, INC.
By:	/s/ Matthew Potter
	Name:	Matthew Potter
	Title:	Vice President

Signature page to Amendment No. 3

BMO CAPITAL MARKETS FINANCING, INC.
By:	/s/ Heather L. Turf
	Name:	Heather L. Turf
	Title:	Vice President

Signature page to Amendment No. 3

UBS AG, STAMFORD BRANCH
By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

Signature page to Amendment No. 3

CHARTER ONE BANK, N.A.
By:	/s/ G. Timothy O’Rourke
	Name:	G. Timothy O’Rourke
	Title:	Senior Vice President

Signature page to Amendment No. 3

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Louis K. McLinden
	Name:	Louis K. McLinden
	Title:	Managing Director

Signature page to Amendment No. 3

SUNTRUST BANK
By:	/s/ Patrick Wiggins
	Name:	Patrick Wiggins
	Title:	Vice President

Signature page to Amendment No. 3

UNION BANK OF CALIFORNIA N.A.
By:	/s/ Yuichiro Eric Ido
	Name:	Yuichiro Eric Ido
	Title:	Vice President

Signature page to Amendment No. 3

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Nadine M. Eames
	Name:	Nadine M. Eames
	Title:	Vice President

Signature page to Amendment No. 3

COMERICA BANK
By:	/s/ Blake Arnett
	Name:	Blake Arnett
	Title:	Comerica Bank

Signature page to Amendment No. 3

U.S. BANK, NATIONAL ASSOCIATION
By:	/s/ Matthew Kasper
	Name:	Matthew Kasper
	Title:	Assistant Vice President

Signature page to Amendment No. 3

FORTIS CAPITAL CORP.
By:	/s/ Justin March
	Name:	Justin March
	Title:	Vice President

By:	/s/ Gill Dickson
	Name:	Gill Dickson
	Title:	Director

Signature page to Amendment No. 3

REGIONS BANK
By:	/s/ Cynthia Marinos
	Name:	Cynthia Marinos
	Title:	Attorney In Fact

Signature page to Amendment No. 3

FIFTH THIRD BANK, EASTERN MICHIGAN
By:	/s/ Brian Jelinski
	Name:	Brian Jelinski
	Title:	Assistant Vice President

Signature page to Amendment No. 3

BNY CMI AS AGENT FOR: THE BANK OF NEW YORK
By:	/s/ William Lemberg
	Name:	William Lemberg
	Title:	Managing Director
Signature page to Amendment No. 3

EXHIBIT A
SCHEDULE 1.01A
PERMITTED RESTRUCTURING TRANSACTIONS
AUSTRALIA
1.	BGI (or its relevant Subsidiary) and Borders Pty. Ltd. (Singapore) sell their respective interest in Australian Borrower to a third party purchaser.

2.	BPI may grant a perpetual license to certain trademarks for use in Australia by Australian Borrower and a third party purchaser on terms to be determined.

3.	Each of the preceding transactions may be conducted independently of the other at any time and in any sequence and shall be deemed to include all acts and steps necessary for the described action.

4.	In connection with the consummation of the foregoing transactions, the portion of the Foreign Sublimit and the Commitments in respect of the Australian Borrower shall be terminated, the Obligations of the Australian Borrower shall be repaid in full and the Australian Borrower, after repayment in full of the Obligations of the Australian Borrower, shall be released from its Guaranty (if any) and any other Loan Documents to which it is party.

5.	To the extent that it is lawful and would not cause materially adverse tax consequences to the Borrowers, the remaining proceeds of the foregoing transactions (after repayment in full of Obligations of the Australian Borrower) shall be applied to repay the Obligations.

6.	The transactions described in paragraph 1 above shall (i) be on arm’s length terms, (ii) be on terms and conditions (including indemnity and expense reimbursement provisions) that are customary for transactions of this type, (iii) be approved by the Board of Directors of BGI, (iv) not result in any Borrower or Guarantor incurring any material liability or retaining any material liability of the Australian Borrower (or any other entity related to the transaction), other than those retained liabilities relating to guarantees of certain store leases as in effect prior to such disposition and so long as such retained liabilities are treated under the Credit Agreement in a manner acceptable to the Administrative Agent and (v) be for cash consideration and may include a retained minority equity component in the business so disposed (or, in each case, in form and substance otherwise satisfactory to the Administrative Agent).

7.	The Borrowers shall provide the Administrative Agent with all relevant documentation related to the forgoing (in a reasonable time in advance of the consummation of foregoing transactions) so that the Administrative Agent can confirm that the foregoing conditions have been satisfied together with a certificate of a responsible officer of BGI confirming the same.
NEW ZEALAND
1.	BGI (or its relevant Subsidiary) sells Borders New Zealand Limited to a third party purchaser.

2.	BPI may grant a perpetual license to certain trademarks for use in New Zealand by Borders New Zealand Limited and a third party purchaser on terms to be determined.

3.	Each of the preceding transactions may be conducted independently of the other at any time and in any sequence and shall be deemed to include all acts and steps necessary for the described action.

4.	To the extent that it is lawful and would not cause materially adverse tax consequences to the Borrowers, the proceeds of the foregoing transactions shall be applied to repay the Obligations.

5.	The transactions described in paragraph 1 above shall (i) be on arm’s length terms, (ii) be on terms and conditions (including indemnity and expense reimbursement provisions) that are customary for transactions of this type, (iii) be approved by the Board of Directors of BGI, (iv) not result in any Borrower or Guarantor incurring any material liability or retaining any material liability of Borders New Zealand Limited (or any other entity related to the transaction), other than those retained liabilities relating to guarantees of certain store leases as in effect prior to such disposition and so long as such retained liabilities are treated under the Credit Agreement in a manner acceptable to the Administrative Agent and (v) be for cash consideration and may include a retained minority equity component in the business so disposed (or, in each case, in form and substance otherwise satisfactory to the Administrative Agent).

6.	The Borrowers shall provide the Administrative Agent with all relevant documentation related to the forgoing (in a reasonable time in advance of the consummation of foregoing transactions) so that the Administrative Agent can confirm that the foregoing conditions have been satisfied together with a certificate of a responsible officer of BGI confirming the same.
UNITED STATES
1.	Convert Walden Book Company, Inc. into a single member Limited Liability Company (“Walden LLC”) and provide advance notice thereof to the Collateral Agent in accordance with Section 6 of the Security Agreement.

2.	Transfer Walden Properties, Inc. to BGI and merge it into BGI.

3.	Contribute the newly formed Walden LLC into Borders.

4.	Walden LLC transfers its headquarters staff to Borders.

5.	Borders forms Management, Inc. and contributes the Ann Arbor headquarters staff to Management, Inc.

6.	Merge Borders Outlet, Inc. into Borders.

7.	Borders contributes its airport stores to Walden, Inc. or Walden LLC

8.	Borders Properties, Inc. will make periodic dividends of cash to Borders and Borders may make periodic dividends to BGI.

9.	Each of the preceding transactions may be conducted independently of the other at any time and in any sequence and shall be deemed to include all acts and steps necessary for the described action.

10.	Each of the foregoing shall be in form and substance satisfactory to the Administrative Agent and the Collateral Agent in all material respects and shall not affect the security interests of the Agents under the Loan Documents.

11.	Each of the foregoing shall be accomplished in compliance with the requirements of the Credit Agreement and the other Loan Documents and, for the avoidance of doubt, each Domestic Subsidiary formed or otherwise created in connection with any of the foregoing shall be a Guarantor under the Loan Documents to the extent required by Section 8.14 of the Credit Agreement and/or, if any assets of any such entity will be included in the Domestic Borrowing Base or Aggregate Borrowing Base, such entity shall become a Borrower or a Guarantor under the Loan Documents and become a party to the relevant Security Documents prior to any such inclusion.
SINGAPORE
1.	BGI (or its relevant Subsidiary) sells Borders Singapore to a third party purchaser.

2.	BPI may grant a perpetual license to certain trademarks for use in Singapore by Borders Singapore and a third party purchaser on terms to be determined.

3.	Each of the preceding transactions may be conducted independently of the other at any time and in any sequence and shall be deemed to include all acts and steps necessary for the described action.

4.	To the extent that it is lawful and would not cause materially adverse tax consequences to the Borrowers, the proceeds of the foregoing transactions shall be applied to repay the Obligations.

5.	The transactions described in paragraph 1 above shall (i) be on arm’s length terms, (ii) be on terms and conditions (including indemnity and expense reimbursement provisions) that are customary for transactions of this type, (iii) be approved by the Board of Directors of BGI, (iv) not result in any Borrower or Guarantor incurring any material liability or retaining any material liability of Borders Singapore (or any other entity related to the transaction), other than those retained liabilities relating to guarantees of certain store leases as in effect prior to such disposition and so long as such retained liabilities are treated under the Credit Agreement in a manner acceptable to the Administrative Agent and (v) be for cash consideration and may include a retained minority equity component in the business so disposed (or, in each case, in form and substance otherwise satisfactory to the Administrative Agent).

6.	The Borrowers shall provide the Administrative Agent with all relevant documentation related to the foregoing (in a reasonable time in advance of the consummation of foregoing transactions) so that the Administrative Agent can confirm that the foregoing conditions have been satisfied together with a certificate of a responsible officer of BGI confirming the same.
PAPERCHASE
1.	BGI (or its relevant Subsidiary) sells Paperchase to a third party purchaser.

2.	BPI may grant a perpetual license to certain trademarks for use by Paperchase and a third party purchaser on terms to be determined.

3.	Each of the preceding transactions may be conducted independently of the other at any time and in any sequence and shall be deemed to include all acts and steps necessary for the described action.

4.	To the extent that it is lawful and would not cause materially adverse tax consequences to the Borrowers, the proceeds of the foregoing transactions shall be applied to repay the Obligations (but only to the extent that such proceeds are not required to be applied to the Pershing Square Term Loan Facility).

5.	The transactions described in paragraph 1 above shall (i) be on arm’s length terms, (ii) be on terms and conditions (including indemnity and expense reimbursement provisions) that are customary for transactions of this type, (iii) be approved by the Board of Directors of BGI, (iv) not result in any Borrower or Guarantor incurring any material liability or retaining any material liability of Paperchase (or any other entity related to the transaction), other than those retained liabilities relating to guarantees of certain store leases as in effect prior to such disposition and so long as such retained liabilities are treated under the Credit Agreement in a manner acceptable to the Administrative Agent and (v) be for cash consideration and may include a retained minority equity component in the business so disposed (or, in each case, in form and substance otherwise satisfactory to the Administrative Agent).

6.	The Borrowers shall provide the Administrative Agent with all relevant documentation related to the forgoing (in a reasonable time in advance of the consummation of foregoing transactions) so that the Administrative Agent can confirm that the foregoing conditions have been satisfied together with a certificate of a responsible officer of BGI confirming the same.
BOOKSHOP ACQUISITIONS LTD.
1.	BGI (or its relevant Subsidiary) sells its minority interest in Bookshop Acquisitions Ltd. to a third party.

2.	To the extent that it is lawful and would not cause materially adverse tax consequences to the Borrowers, the proceeds of the foregoing transactions shall be applied to repay the Obligations.

3.	The transactions described in paragraph 1 above shall (i) be on arm’s length terms, (ii) be on terms and conditions (including indemnity and expense reimbursement provisions) that are customary for transactions of this type, (iii) be approved by the Board of Directors of BGI, (iv) not result in any Borrower or Guarantor incurring any material liability or retaining any material liability of Paperchase (or any other entity related to the transaction), other than those retained liabilities relating to guarantees of certain store leases as in effect prior to such disposition and so long as such retained liabilities are treated under the Credit Agreement in a manner acceptable to the Administrative Agent and (v) be for cash consideration and may include a retained minority equity component in the business so disposed (or, in each case, in form and substance otherwise satisfactory to the Administrative Agent).

4.	The Borrowers shall provide the Administrative Agent with all relevant documentation related to the forgoing (in a reasonable time in advance of the consummation of foregoing transactions) so that the Administrative Agent can confirm that the foregoing conditions have been satisfied together with a certificate of a responsible officer of BGI confirming the same.